UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 31, 2012

LOWE'S COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-7898	56-0578072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Lowe's Blvd., Mooresville, NC	28117
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 758-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 31, 2012, Lowe’s Companies Inc. (the “Company”) announced that it has made a non-binding proposal to the board of directors of Canadian home improvement and hardware retailer RONA Inc. (“RONA”) to acquire all of the issued and outstanding common shares of RONA for C$14.50 in cash per share.  The proposal, which is subject to the satisfactory completion of confirmatory due diligence, was rejected by the board of directors of RONA.  In light of the RONA board’s decision, the Company has decided to make its proposal public in its entirety to allow all RONA shareholders and other stakeholders to evaluate the numerous economic and commercial benefits outlined in the proposal and to allow for shareholders to communicate their views directly to RONA’s board.

A copy of the press release confirming the Company’s non-binding proposal to RONA’s board is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 Press Release dated July 31, 2012 confirming the Company’s non-binding proposal to RONA’s board to acquire RONA for C$14.50 cash per share

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lowe's Companies, Inc.

Date: July 31, 2012	/s/ Gaither M. Keener, Jr.
	By:	Gaither M. Keener, Jr.
Chief Legal Officer, Chief Compliance
Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release dated July 31, 2012 announcing Lowe’s delivery of non-binding proposal to RONA board to acquire RONA for C$14.50 cash per share